UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2012

T3 MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35133	20-4987549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2990 Airway Avenue

Costa Mesa, California 92626

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 619-3600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 18, 2012, T3 Motion, Inc. (the “Company”) announced that it received a letter from NYSE Amex LLC (the “AMEX”) dated January 17, 2012 indicating that the Company is not in compliance with the audit committee composition requirements set forth in Section 803(B)(2)(c) of the NYSE Amex LLC Company Guide. AMEX advised that the Company has until the earlier of its next annual meeting or December 31, 2012 to regain compliance with the requirement that the audit committee be comprised of at least two independent members. The Company is currently seeking to replace Mary Schott, who resigned as chairperson of the audit committee effective December 31, 2011, and expects that the position will be filled in the next several weeks.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated January 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 Motion, Inc.

Date: January 20, 2012	By:	/s/ Ki Nam
		Name:	Ki Nam
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 20, 2012

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